UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
COLUMBIA LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

April 26, 2012

Dear Stockholder:
You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Columbia Laboratories, Inc. (“Columbia”) on Thursday, June 7, 2012, at 1:30 pm Eastern Time at Columbia's principal executive offices at 354 Eisenhower Parkway, Livingston, NJ 07039.
Your Board of Directors recommends a vote for the election of each of the six nominees for director, for the ratification of the appointment of our independent registered public accounting firm, for the advisory vote on executive compensation or "say-on-pay," and for the ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.
We hope you can join us at this meeting. As a stockholder, your participation in the affairs of Columbia is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or voting online or by telephone, using the procedures described in the accompanying Proxy Statement and proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously voted.
Our 2011 Annual Report and Proxy Statement for the 2012 Annual Meeting of Stockholders are enclosed. We hope you find them informative reading.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Columbia.

Sincerely yours,

Frank Condella
President and Chief Executive Officer

Stephen G. Kasnet
Chairman of the Board of Directors

354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039
TEL: (973) 994-3999 FAX: (973) 994-3001 http://www.columbialabs.com

COLUMBIA
LABORATORIES, INC

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME    1:30 pm, Eastern Time on Thursday, June 7, 2012

PLACE    Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, NJ 07039

ITEMS OF BUSINESS

1.	To elect six members to the Board of Directors.

2.	To ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To conduct an advisory vote on the compensation paid to our named executive officers.

4.	To ratify an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.

5.	To transact any other business properly brought before the Annual Meeting.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on April 16, 2012.

ANNUAL REPORT	Our 2011 Annual Report is enclosed and is a part of our proxy materials being provided to you.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2011 Annual Report as filed on form 10-K are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

By Order of the Board of Directors

Michael McGrane
Secretary

This Proxy Statement and accompanying proxy card are being distributed on or about April 26, 2012.

IMPORTANT

IT IS IMPORTANT THAT YOU RETURN THE PROXY PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR BROKER PROVIDES FOR VOTING ONLINE OR BY TELEPHONE, YOU MAY VOTE ONLINE OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY CARD.

SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

Important Notice Regarding the Availability of Proxy Materials for Columbia Laboratories, Inc.'s
2012 Annual Meeting of Stockholders to be Held on Thursday, June 7, 2012

This Proxy Statement and our 2011 Annual Report are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

In accordance with SEC rules, this website does not use “cookies,” track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

Miscellaneous	16

Compensation Discussion and Analysis
Introduction	17
Risk Assessment	17
Stock Ownership Guidelines for Named Executive Officers	17
Executive Compensation Philosophy and Objectives	17
Compensation Program Elements and Pay Level Determination	18
Public Company Peer Group	19
The Role of Shareholder "Say on Pay" Votes	19
Components of our Executive Compensation Program	19
Base Salary	20
Changes in Base Salaries for 2012	20
2011 Annual Cash Incentive Bonus	20
Equity Compensation	22
Benefits and Perquisites	23
Termination or Change in Control	23
Tax Considerations	23
Compensation Committee Report	24

Executive and Director Compensation
Summary Compensation Table	25
Total Realized Compensation	26
2011 Grants of Plan-Based Awards Table	27
Outstanding Equity Awards at 2011 Fiscal Year-End	28
Option Exercises and Stock Vested in Fiscal 2011	30
Payments upon Termination or Change in Control	30
For Mr. Condella	30
For Messrs. Gyenes and McGrane	31
For Dr. Creasy	33
2011 Director Compensation	35
2012 Director Compensation	36
Compensation Committee Interlocks and Insider Participation	36

Report of the Audit Committee	36

Proposal 1 - Election of Directors	38

Proposal 2 - Ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2012	39

Proposal 3 - Advisory vote on the compensation of Columbia's Named Executive Officers	40

Proposal 4 - Ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.	41

Other Matters	46

Householding of Proxy Materials	46

The Company's Website	46

Annual Report and Other SEC Filings	46

Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals	47
What happens if additional proposals are presented at the Annual Meeting?	47
Who will bear the cost of soliciting votes for the Annual Meeting?	47
How do I propose individuals to serve as directors?	47
May I propose actions for consideration at next year's Annual Meeting of Stockholders?	47

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Columbia Laboratories, Inc. (“Columbia,” the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Columbia's Annual Meeting of Stockholders, which will take place on June 7, 2012. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being distributed on or about April 26, 2012.

Q:	Who is soliciting the proxies?

A:
We are soliciting proxies in the form enclosed on behalf of the Board. We will vote any such signed proxy, if received in time and not revoked, at the Annual Meeting according to your directions. We will vote any signed proxy that fails to specify a choice on any matter to be acted upon FOR the election of each nominee for director, FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2012, FOR the approval of the compensation of the company's named executive officers ("say-on-pay"), FOR the ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code and, in the proxy holders' discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What information is contained in these materials?

A:
This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and Columbia's most highly paid officers, and other required information. We have also enclosed for your review Columbia's 2011 Annual Report, which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at this year's Annual Meeting:

•	The election of six directors to the Board;

•	The ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	An advisory vote on executive compensation ("say-on-pay"); and,

•	The ratification of an extension of our stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code.

We will also consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the Board's voting recommendations?

A:	The Board recommends that you vote your shares:

•	FOR the election of each of the six nominees named herein to the Board;

•	FOR the ratification of the appointment of BDO USA, LLP, as Columbia's independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers ("say-on-pay");

•	FOR the ratification of an extension of the Company's stockholder rights plan to preserve the use of our net operating losses under Section 382 of the Internal Revenue Code; and,

•	In the proxy holders' discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What shares may I vote?

A:
You may vote all shares of Columbia's Common Stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), that you owned as of the close of business on April 16, 2012 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record, and,

2.	those held for you as the beneficial owner through a stockbroker, bank, or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). Columbia's Series C Convertible Preferred Stock has no voting rights.

On the Record Date, there were approximately 87,330,865 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having voting power equal to 2,600 shares of Common Stock, and 22,740 shares of Series E Preferred Stock issued and outstanding having voting power equal to 1,137,000 shares of Common Stock.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Columbia stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Columbia's transfer agent, American Stock Transfer & Trust Company LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the Annual Meeting. Columbia has enclosed a proxy card for you to use.
Beneficial Owner
If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

If you are the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee (i.e., the record holder) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail - You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet - If you hold your shares in street name and the firm that holds your shares offers Internet voting, your broker voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote online.

By Telephone - If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction card will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Columbia's Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to Columbia's Transfer Agent before the vote at the Annual Meeting or you vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.
For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. For the second, third, and fourth proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Votes that are withheld will not be included in the vote tally for the election of directors (Proposal 1) and will not affect the results of that vote. For abstentions, see “What happens if I abstain from voting” below.

If you sign your proxy card with no further instructions, your proxies will vote your shares in accordance with the recommendations of the Board. Under the applicable Nasdaq Marketplace Rules, brokers may exercise discretion to vote shares as to which instructions are not given only with respect to the approval of the ratification of our independent registered public accounting firm (Proposal 2).

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock, shares of Common Stock into which the Series B Preferred Stock is convertible, and shares of Common Stock into which the Series E Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors (Proposal 1), the six nominees for director who receive the highest number of votes “FOR” election will be elected as directors. This is called a plurality.
Approval of the ratification of our independent registered public accounting firm (Proposal 2), the advisory vote on "say-on-pay" (Proposal 3), and the ratification of the extension of our stockholder rights plan to preserve the use of net operating losses under Section 382 of the Internal Revenue Code (Proposal 4) require the affirmative vote of a majority of votes cast on the proposal, in person or by proxy, at the Annual Meeting.
In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:
If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, other than with respect to the election of directors (Proposal 1), which will be determined by a plurality of the votes cast, an abstention on a proposal will have the same effect as a vote AGAINST the proposal.

Q:	What is a “broker non-vote”?

A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld. In the case of any proposals requiring a majority vote in favor of the proposal, a broker non-vote will have the same effect as a vote AGAINST the proposal.

Q:	Will I have dissenters' rights?

A:	No dissenters' rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 47.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of April 16, 2012, information with respect to the beneficial ownership of Columbia's Common Stock by:

•	each person known to us to be the beneficial owner of more than 5% of Columbia's Common Stock;

•	each of Columbia's directors and director nominees;

•	each of Columbia's executive officers who was serving as an executive officer at the end of the last fiscal year (collectively, the “named executive officers”); and,

•	all of Columbia's current directors and executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before June 15, 2012, (60 days after April 16, 2012) through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total (2)
Watson Pharmaceuticals, Inc., and Coventry Acquisition, LLC (3) 311 Bonnie Circle Corona, California 92880	11,200,000	12.8%

Goldman Capital Management, Inc. (4) 320 Park Avenue New York, New York 10022	5,510,034	6.3%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total (2)

Directors and Named Executive Officers:

Valerie L. Andrews (5)	66,831	*

Edward A. Blechschmidt (5)	107,470	*

Frank C. Condella, Jr. (5)	604,014	*

George W. Creasy (5)	520,850	*

Cristina Csimma	36,757	*

Lawrence A. Gyenes (5)	321,250	*

Stephen G. Kasnet (5)	162,523	*

Michael McGrane (5)	837,821	1.0%

G. Frederick Wilkinson (6)	11,270,000	12.9%

All Directors and Executive Officers as a Group (9 persons) (5)(6)	13,927,516	15.6%

*Signifies less than 1%

1.
Includes shares that may be acquired through the conversion of shares of convertible preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before June 15, 2012.

2.
Based on 87,330,865 shares outstanding at April 16, 2012. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before June 15, 2012, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

3.
Based on Schedule 13G, filed on February 14, 2012, with the SEC by Watson Pharmaceuticals, Inc., ("Watson"), Watson Laboratories, Inc., (“Watson Labs”), and Coventry Acquisition, LLC (“Coventry”), in which Coventry (an indirect wholly-owned subsidiary of Watson), Watson, and Watson Labs reported beneficial ownership of 11,200,000 shares of Common Stock.

4.
Based on an email message on March 8, 2012, from Neal Goldman, President of Goldman Capital Management, Inc., in which Mr. Goldman reported beneficial ownership by Goldman Capital Management, Inc., on December 31, 2012, of 5,510,034 shares of Common Stock.

5.
Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days after April 16, 2012, as follows: Ms. Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Condella, 441,250 shares; Dr. Creasy, 477,800 shares; Mr. Gyenes, 271,250 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 748,060 shares.

6.
Includes Mr. Wilkinson's direct ownership of 70,000 shares of Common Stock. Also includes beneficial ownership of the shares of Common Stock described in footnote 3 above reported as beneficially owned by Watson, Watson Labs, and Coventry. Mr. Wilkinson is Executive Vice President, Global Brands, of Watson.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of April 16, 2012.

Series E Preferred Stock. The following table sets forth, as of April 16, 2012, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia's Series E Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total (1)

Knott Partners Offshore Master Fund, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	9,580	42%

Knott Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	7,980	35%

Shoshone Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,180	23%

(1)Based on 22,740 shares of Series E Preferred Stock outstanding at April 16, 2012.

As of April 16, 2012, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Copies of these reports are furnished to Columbia. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to our Company, we believe that during 2011 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.

Change in Control of the Company

Watson Transactions
On July 2, 2010, the Company completed the sale to Coventry, a subsidiary of Watson, pursuant to the terms of that certain Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase Agreement”), among the Company, Coventry and Watson, of (i) substantially all of its assets primarily relating to the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of pharmaceutical products containing progesterone as an active ingredient, including CRINONE® 8% progesterone gel, PROCHIEVE® 4% progesterone gel and PROCHIEVE® 8% progesterone gel, each sold by the Company in the United States (collectively, the “Progesterone Products”), including certain intellectual property, promotional materials, contracts, product data and regulatory approvals and regulatory filings (the “Purchased Assets”), and (ii) 11,200,000 shares (the “Acquisition Shares”) of the Company's Common Stock. The Company has retained certain assets and rights relating to its progesterone business, including all rights necessary to perform its obligations under its agreement with an affiliate of Merck Serono S.A. (“Merck Serono”). The transactions pursuant to the Purchase Agreement and the ancillary agreements thereto are referred to herein as the “Watson Transactions.”
In consideration for the sale of the Purchased Assets and the Acquisition Shares, the Company received $47 million in cash, Watson forgave $15 million in debt, and Coventry assumed certain liabilities associated with the Purchased Assets. Coventry reported that the source of the funds used to effect the Watson Transactions was working capital. In addition, pursuant to the terms of the Purchase Agreement, Coventry agreed to pay the Company up to $45.5 million in cash upon the achievement of several contingent milestones. In July 2011 the Company received a $5 million milestone payment from Coventry triggered by acceptance by the United States Food and Drug Administration, in June 2011, of a new drug application to market progesterone vaginal gel

8% for the reduction of risk of preterm birth in women with premature cervical shortening (the “PTB Indication”). The Company remains eligible for three contingent milestones as follows:

i.	Upon the first commercial sale of progesterone vaginal gel 8% in the United States for the PTB Indication, $30 million;

ii.
Upon filing and acceptance by the applicable regulatory authority of an application for the authorization to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside the United States, $0.5 million; and,

iii.	Upon a grant by any applicable regulatory authority of an approval to market a Progesterone Product for the PTB Indication in a country or jurisdiction outside of the United States, $2 million.
Pursuant to the Purchase Agreement, Coventry has also agreed to make certain royalty payments to the Company in each year during the relevant royalty period based on the sales of certain Progesterone Products (each a “Royalty Product”), at the rates of (A) 10% of the portion of annual United States net sales which are less than or equal to $150,000,000, (B) 15% of the portion of annual United States net sales which are greater than $150,000,000 and less than or equal to $250,000,000, (C) 20% of the portion of annual United States net sales which are greater than $250,000,000 and (D) 10% of annual net sales outside of the United States in a country where Coventry or its affiliates are commercializing any Royalty Product; provided, however that (x) if generic entry by a third party with respect to any Royalty Product occurs in any country such that quarterly net sales of such Royalty Product in such country are reduced by 50% and such reduction is directly attributable to the marketing or sale in such country of such generic equivalent, the royalty rate shall be reduced by 50% in such country (a “Generic Entry”), (y) if Coventry or any of its affiliates grants any licenses, sublicenses, distribution or marketing rights or otherwise collaborates with a third party to commercialize any Royalty Product in a country outside of the United States, in lieu of royalties payable in respect of net sales, the Company will be entitled to 20% of gross profits associated with such commercialization in such country, and (z) in the event that a Generic Entry by Coventry or its affiliates with respect to any Royalty Product in a country occurs in the circumstances permitted by the Purchase Agreement, in lieu of royalties payable in respect of net sales for such generic product, the Company will be entitled to 20% of gross profits associated with the commercialization of such generic product in such country.
Pursuant to the Purchase Agreement, the Company and Coventry have also agreed to collaborate with respect to the development of Progesterone Products. In connection therewith, the parties have established a joint development committee to oversee and supervise all development activities. The Company was responsible for completing the PREGNANT study and such other activities as determined by the joint development committee. The Company was responsible for the costs of conducting the PREGNANT study and the preparation, filing and approval process of the related new drug application up to a maximum amount of $7 million from January 1, 2010, which amount was reached during the first quarter of 2011. All other development costs incurred in connection with the development collaboration will be paid by Coventry.
The parties, pursuant to the Purchase Agreement, have entered into various ancillary agreements including an Investor's Rights Agreement, a Supply Agreement pursuant to which the Company is supplying the Progesterone Products to Coventry for sale in the United States at a price equal to 110% of the cost of goods sold, and a License Agreement relating to the grant of certain intellectual property licenses. Pursuant to the Investor's Rights Agreement, Coventry has the right to designate one director (the “Designee”) for election to Columbia's Board. On July 8, 2010, the number of members of the Board was increased and, in accordance with the Company's bylaws, the Board appointed the Designee, Mr. G. Frederick Wilkinson, Executive Vice President - Global Brands of Watson, to serve on the Board. The Company agreed pursuant to the Investor's Rights Agreement to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company's Common Stock. Mr. Wilkinson was subsequently reelected to the Board at the 2010 and 2011 annual meetings of the Company's stockholders. As of February 14, 2012, Watson and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (“BDO”) serves as the Company's independent registered public accounting firm and has served in that capacity since July 2008. The decision to engage BDO as the Company's independent registered public accounting firm was approved by the Audit Committee of the Board.

The Audit Committee considered the independence of BDO and whether the audit and non-audit services BDO provides to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by BDO; those policies are included in the Audit Committee's report. See “Board of Directors and Corporate Governance - Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company's independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of BDO USA, LLP

The following table sets forth the aggregate fees billed to the Company by BDO for the fiscal years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees (1)	$350,310	$471,686
Audit-Related Fees (2)	2,500	64,500
Tax Fees (3)	28,653	30,332

All Other Fees	—	—

Total	$381,463	$566,518

1.
Audit fees consisted of fees for audit work performed in the audit of financial statements, including the audit of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act, as well as fees for quarterly reviews and registration statements.

2.	Audit-related fees consisted principally of fees for consulting on financial accounting and reporting standards for certain transactions and related matters.

3.	Tax fees consisted principally of fees for work performed with respect to tax compliance and tax planning.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor's independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.
In fiscal 2011 and 2010, all audit and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

Directors are required by Columbia to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors.

The Board is currently comprised of six members, as follows, each of whose current term of office as a director expires at the 2012 Annual Meeting of Stockholders:

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Valerie L. Andrews	Director	52	2005
Edward A. Blechschmidt	Director	59	2004
Frank C. Condella, Jr.	Director and Chief Executive Officer	58	2009
Cristina Csimma, PharmD	Director	53	2010
Stephen G. Kasnet	Chairman of the Board	67	2004
G. Frederick Wilkinson	Director	56	2010

Valerie L. Andrews has been a director of Columbia since October 2005 and is Vice President and General Counsel of Vertex Pharmaceuticals Incorporated. Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow. She served as a law clerk to Chief Judge Levin H. Campbell of the U.S. Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the U.S. Air Force.
Ms. Andrews has extensive experience in business and legal matters, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in corporate governance, strategic transactions, risk management, and compliance matters.

Edward A. Blechschmidt has been a director of Columbia since August 2004. He was Chief Executive Officer of Novelis, Inc. (aluminum rolled products) from December 2006 to May 2007. He was Chairman, Chief Executive Officer and President of Gentiva Health Services (home healthcare) from March 2000 until his retirement in July 2002. He previously served as Chief Executive Officer and a Director of Olsten Corporation (“Olsten”) (staffing services), the conglomerate from which Gentiva Health Services was split off and taken public. Before joining Olsten, Mr. Blechschmidt was President and Chief Executive Officer of both Siemens' Nixdorf Americas (information technology) and Siemens' Pyramid Technology (information technology), prior to which he served more than 20 years with Unisys Corporation (information technology), ultimately as Chief Financial Officer. He is currently a director of Healthsouth Corp. (healthcare), Lionbridge Technologies, Inc. (business services), Diamond Foods, Inc (snack foods), and VWR International, LLC, (laboratory supplies).
Mr. Blechschmidt has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies, including in the healthcare field.

Frank C. Condella, Jr. has served as Chief Executive Officer since December 2009 and has been a Director of Columbia since March 2009. Mr. Condella has over 30 years of experience in both privately and publicly held companies, all of which were in the life sciences industry. He was Chief Executive Officer of Skyepharma plc from March 2006 to September 2008, President of European Operations and Managing Director, UK at IVAX Corporation from 2002 to February 2006, and President and Chief Executive Officer of Faulding Pharmaceutical Co., from 2000 to 2001. Previously, he was Vice-President of Specialty Care Products at Hoffman-La Roche and Vice-President and General Manager of the Lederle unit of American Home Products. Mr. Condella is the non-executive Chairman of Skyepharma plc. Mr. Condella holds a MBA degree and a B.S. degree in pharmacy from Northeastern University.
Mr. Condella has a wide-ranging business background, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in marketing and sales, business development, manufacturing and product development.

Cristina Csimma, PharmD, has been a director of the Company since September 2010. Dr. Csimma is currently engaged in strategic advisory roles with the biopharmaceutical and venture capital industries, as well as government and patient organizations. She served as Vice President, Drug Development, of Virdante Pharmaceuticals, Inc., from January 2009 to May 2011. She was a principal of Clarus Ventures, LLC (life sciences venture capital), from 2006 through 2008. She was Senior Director/Director, Experimental Medicine and Translational Research, Wyeth Research (pharmaceuticals) from 2001 to 2006, and Director, Clinical Research and Development, Wyeth-Ayerst Research (pharmaceuticals) from 2000 to 2001. Previously, Dr. Csimma held various positions, including Associate Director, Clinical Research, with Genetics Institute from 1988 to 2000, and was a Clinical Pharmacist with Dana-Farber Cancer Institute from 1983 to 1988. Dr. Csimma holds B.S. and Doctor of Pharmacy degrees from the Massachusetts College of Pharmacy and Allied Health Sciences, and a Master of Health Professions from Northeastern University.
Dr. Csimma has extensive experience in the biopharmaceutical industry, venture capital and academic settings, and worked globally in multiple therapeutic areas, with leadership roles in drug development, clinical research, and translational medicine.

Stephen G. Kasnet has been a director of the Company since August 2004 and Chairman of the Board since November 2004. He was President and Chief Executive Officer of Dartmouth Street Capital LLC (real estate) from April 2007 through September 2009. He was President and Chief Executive Officer of Harbor Global Company, Ltd. (investment management and real estate), from June 2000 through 2006. He previously held senior management positions with various financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot, Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products). He is a director and chairman of the audit committee of Two Harbor Investment Corp (real estate) and a director of First Ipswich Bancorp (banking). He was Chairman of Warren Bank from 1990 to 2003. He is also a trustee of The Governor’s Academy, Byfield, MA.
Mr. Kasnet has extensive experience in matters of finance, corporate strategy and senior leadership relevant to public companies.

G. Frederick Wilkinson has been a director of the Company since July 2010. Mr. Wilkinson has been Executive Vice President, Global Brands of Watson Pharmaceuticals, Inc., since September 2009. Prior to joining Watson, Mr. Wilkinson was President and Chief Operating Officer of Duramed Pharmaceuticals, Inc., the proprietary products subsidiary of Barr Pharmaceuticals, Inc., from 2006 to 2009. Prior to joining Duramed, he was President and Chief Executive Officer of Columbia from 2001 to 2006. From 1996 to 2001, Mr. Wilkinson was Senior Vice President and Chief Operating Officer of Watson, prior to which he spent sixteen years at Sandoz Pharmaceuticals in numerous senior management positions of increasing responsibility.
Mr. Wilkinson has extensive experience in business matters, including senior leadership roles in the pharmaceutical industry, with particular experience in marketing and sales.

The Role of the Board in Corporate Governance and Risk Oversight

Pursuant to the Company's bylaws and the General Corporation Law of the State of Delaware, Columbia's business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management's overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

•	Establishing the Company's strategic plan;

•	Establishing broad corporate policies and reviewing overall performance;

•	Overseeing Company management;

•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring performance in comparison to the operating plan;

•	Consideration of topics relevant to the Company's ability to carry out its strategic plan;

•	Review of the Company's investor relations program; and,

•	Review and approval of proposed major commitments of corporate resources.

The Board's involvement in risk oversight involves the Audit Committee, the Compensation Committee, and the full Board of Directors. The Audit Committee reviews materials on a quarterly basis to address the identification and status of major risks to the Company. The Compensation Committee reviews compensation structures and programs to assure that they do not encourage excessive risk taking for compensation purposes, which could result in material adverse effects upon the Company. At meetings of the full Board of Directors, major risks are identified to Board members, and the Chairs of the Audit and Compensation Committees report on the activities of the committees.

Board Leadership Structure and Communication with Independent Directors

Since November 2004, Mr. Kasnet, an independent director, has served as Chairman of the Board and presides at regular meetings of the Board. The roles of Chairman of the Board and Chief Executive Officer are held separately. The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company's business. No single leadership model is right for all companies and at all times. As a result, the Board recognizes that depending on the circumstances other leadership models might be appropriate. Accordingly, the Board will periodically review its leadership structure.
Members of the Board are kept informed of the Company's business through discussions with the Company's Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board's independent directors meet regularly in executive session without management participation. This encourages open discussion.

Share Ownership Guidelines for Independent Directors

On November 17, 2009, the Board adopted guidelines for independent directors to own and hold, as a minimum, that number of shares of the Company's Common Stock having a market value of at least two times the director's annual retainer upon the later of (a) three years after the date of original adoption of the guidelines or (b) three years after becoming a director. Each director should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company's independent directors with the long-term interests of stockholders.

Director Independence

The Board has analyzed the independence of each director and has determined that, with the exception of Messrs. Condella and Wilkinson, each current director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment.

All of the Company's committees are comprised solely of independent directors.

Communications with the Board

The Board has implemented a process by which the Company's stockholders can communicate directly with independent directors of the Board. The Company's stockholders who want to communicate with the Board or any individual director may write to:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Attn: Board of Directors
- or -
directors@columbialabs.com

The letter should include a statement indicating that the sender is a stockholder of the Company. The Company's General Counsel will review all stockholder letters to the Board and depending on the subject matter will:

•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or,

•	Not forward the letter if it relates to an improper or irrelevant topic.
The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Meetings and Attendance During 2011

The Board held eight meetings in 2011. The Board has three standing committees, as described below. Each director who served as a director during 2011 participated in 75% or more of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2011. We encourage our Board members to attend the Annual Meeting of Stockholders. Messrs Kasnet and Condella represented the Board at the 2011 Annual Meeting of Stockholders. At each regular meeting of the Board, the independent directors meet in private without members of management.

Committees of the Board

The Board has the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website, which is accessible at www.columbialabs.com under the “Investors” tab.
Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships for a term of one year.
Audit Committee
The primary function of the Audit Committee is to oversee Columbia's reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee's primary duties and responsibilities are to:

•
Serve as an independent and objective party to monitor the Company's financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

•	Approve the engagement of the Company's independent registered public accounting firm;

•	Review and appraise the audit efforts of the Company's independent registered public accounting firm;

•	Provide an open avenue of communication among the Company's independent registered public accounting firm and financial and senior management of the Company;

•	Review financial press releases;

•	Review and address conflicts of interests of the Company's directors and executive officers;

•	Review materials to identify and address the status of major risks to the Company; and,

•	Monitor, review, and recommend actions relating to transactions and dealings with related parties.
The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on May 12, 2004. While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine that Columbia's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the Company's independent registered public accounting firm.
All of the members of the Audit Committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Company has identified Mr. Blechschmidt as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Members: Mr. Blechschmidt (chair), Ms. Andrews, and Mr. Kasnet            Meetings last year: five

Compensation Committee

Information about the Compensation Committee can be found below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Columbia. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function. The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter adopted by the Board on August 16, 2004.
The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Columbia stockholders.

Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company's industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual's willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.
The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of the Company's business. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board periodically review the Board's membership in light of the Company's business and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.
The Nominating and Corporate Governance Committee has adopted a policy that does not permit a non-employee director to be nominated for election as a director at the next Annual Meeting of Stockholders if the director will attain the age of 72 during the term for which he or she would be nominated.
Pursuant to an Investor's Rights Agreement, dated as of July 2, 2010, between Coventry, a direct wholly owned subsidiary of Watson, and the Company (the “Investor's Rights Agreement”), as more fully described in the Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010, Coventry has the right to designate one director (the “Designee”) for election to Columbia's Board. On July 8, 2010, the number of members of the Board was increased and, in accordance with the Company's bylaws, the Board appointed the Designee, Mr. G. Frederick Wilkinson, Executive Vice President - Global Brands of Watson, to serve on the Board. The Company agreed pursuant to the Investor's Rights Agreement to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company's Common Stock. Mr. Wilkinson was subsequently reelected to the Board at the 2010 and 2011 annual meetings of the Company's stockholders. As of February 14, 2012, Watson and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.

All of the members of the Nominating and Corporate Governance Committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules.

Members: Mr. Kasnet (chair), Ms. Andrews, and Mr. Blechschmidt.         Meetings last year: one

Lead Scientific Director

In addition to the aforementioned committees, the Board appointed Cristina Csimma, PharmD, as Lead Scientific Director to facilitate the Board’s review of Company projects and programs by independent scientific experts.

Executive Officers

Our Executive Officers as of April 16, 2012, were as follows:

Name	Age	Position with the Company
Frank C. Condella, Jr.	57	President and Chief Executive Officer, Director
Lawrence A. Gyenes	61	Senior Vice President, Chief Financial Officer and Treasurer
Michael McGrane	62	Senior Vice President, General Counsel and Secretary
George W. Creasy, M.D.	57	Vice President, Clinical Research

Officers serve at the discretion of the Board. There is no family relationship between any of the executive officers or between any of the executive officers and the Company's directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected or director was elected.

Mr. Condella. For Mr. Condella's biography, please see above under “Board of Directors.”

Mr. Gyenes. Mr. Gyenes has served as Senior Vice President, Chief Financial Officer and Treasurer since July 2009. Mr. Gyenes has over 35 years of financial experience in both privately and publicly held companies, most all of which were in the life sciences industry. He most recently served as Senior Vice President and Chief Financial Officer of Acusphere, Inc., a former Nasdaq-listed specialty pharmaceutical company from October 2007 to April 2009. Prior to joining Acusphere, Mr. Gyenes was Chief Financial Officer of Zila, Inc., a former Nasdaq-listed oral cancer screening company from March 2007 to July 2007. He was a consultant to investment management firms from March 2006 to February 2007, and Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc., a Nasdaq-listed specialty pharmaceutical company from August 2004 to October 2005. He also held senior financial positions with Reliant Pharmaceuticals, Inc., Rand McNally & Co., CompuServe Corporation, Helene Curtis, Inc., and G.D. Searle & Co., and was a consultant to DuPont Pharmaceuticals Company in its sale to Bristol-Meyers Squibb. Mr. Gyenes holds an M.B.A. degree from the University of Chicago and a B.S. degree in Accounting from the University of Illinois.

Mr. McGrane. Mr. McGrane has served as Senior Vice President since January 2006, and our General Counsel and Secretary since January 2002. He joined the Company from The Liposome Company, Inc., a biotechnology company, where he served as Vice President, General Counsel and Secretary from 1999 to 2001, prior to which he was Vice President, General Counsel and Secretary to Novartis Consumer Health, Inc. from 1997 to 1998. Previously, Mr. McGrane held various positions, including Associate General Counsel, with Novartis Pharmaceuticals Corporation from 1984 to 1996, and was Regulatory Counsel to the U.S. Food and Drug Administration from 1975 to 1984. Mr. McGrane received his J.D. degree from Georgetown University and his B.A. degree from Cornell College. He is a member of the New Jersey bar.

Dr. Creasy.    Dr. Creasy has served as Vice President, Clinical Research, since November 2003, and became an executive officer in May 2011. He joined the Company from Johnson & Johnson where he was a Senior Director for clinical research, having worked on several clinical development programs in women's health between 1987 and 2003 leading to a number of new drug application filings with the U.S. Food and Drug Administration. Dr. Creasy received his B.S. and M.D. degrees from the Pennsylvania State University. He completed a residency in obstetrics and gynecology at York Hospital, and was board certified in obstetrics and gynecology in 1986. He was an Assistant Professor for the Pennsylvania State University at the Hershey Medical Center prior to joining Johnson & Johnson. Dr. Creasy is a Fellow of the American College of Obstetricians and Gynecologists and is licensed to practice medicine in Pennsylvania.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer and principal accounting officer), and employees of the Company. The Code was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Our Code of Business Conduct and Ethics is posted on our corporate website, www.columbialabs.com. We will provide an electronic or paper copy of this document free of charge upon request. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer or controller with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the "Investor" section of our corporate website, www.columbialabs.com, or in a Current Report on Form 8-K.

Certain Relationships and Related Party Transactions

We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director's, officer's, employee's, or consultant's relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Arrangements and Understandings

Except as set forth herein, there are no arrangements or understandings between any of our directors and any other persons pursuant to which such directors was selected as a director.

Pursuant to the Investor's Rights Agreement, as more fully described in the Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010, Coventry has the right to designate one director (the “Designee”) for election to Columbia's Board. On July 8, 2010, the number of members of the Board was increased and, in accordance with the Company's bylaws, the Board appointed the Designee, Mr. G. Frederick Wilkinson, Executive Vice President - Global Brands of Watson, to serve on the Board. The Company also agreed, pursuant to the Investor's Rights Agreement, to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company's Common Stock. Mr. Wilkinson was subsequently reelected to the Board at the 2010 and 2011 annual meetings of the Company's stockholders.As of February 14, 2012, Watson and Coventry reported beneficial ownership of 11,200,000 shares of the Company's Common Stock or 12.8% of shares outstanding.

Miscellaneous

There are no family relationships among any of the executive officers and directors of the Company.

Compensation Discussion and Analysis

Introduction

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:

•	Review and determination of the annual salary of the Company's CEO and other executive officers;

•	Review and approval of the Company's management incentive compensation policies and programs; and,

•	Review and approval of equity compensation programs for the Company's employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Committee acts pursuant to the Compensation Committee Charter adopted by the Board of Directors on September 16, 2011. This Charter can be found on our corporate website, www.columbialabs.com. Three Directors served on the Compensation Committee for the full year 2011: Valerie L. Andrews (Chair), Edward A. Blechschmidt and Cristina Csimma, PharmD. Each of these individuals was determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules at the time they served on the Committee.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2011, the Committee held three meetings. In addition to the assistance provided by the Company's management, the Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters as directed by the Committee. In 2011 the Committee did not retain independent consultants or legal counsel.

Risk Assessment

The Compensation Committee regularly undertakes a qualitative assessment of the extent to which the Company's compensation program encourages or may aggravate or mitigate unnecessary or excessive risk-taking behavior by executive officers. The Compensation Committee has concluded that the Company's executive compensation program maintains an appropriate balance between risks and rewards.

Stock Ownership Guidelines for Executive Officers

On November 17, 2009, in order to preserve the linkage between the interests of the Company's executive officers and those of stockholders, the Compensation Committee recommended and the Board adopted guidelines for executive officer share ownership that are consistent with competitive practice and responsible corporate governance. Executive officers will be expected to establish a significant level of direct ownership. The CEO is expected to own and hold that number of shares having a value of at least two times his or her base salary, and the other executive officers are expected to own and hold that number of shares having a value of at least the amount of their respective base salaries. The CEO and each named executive officer have five years to comply with the guideline. The Compensation Committee believes that these ownership expectations are an important tool in aligning the interests of the Company's executives with the long-term interests of stockholders.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our named executive officers for 2011 were Frank C. Condella Jr., President and Chief Executive Officer (“CEO”); George W. Creasy, M.D., Vice President, Clinical Research (“VP, CR”); Lawrence A. Gyenes, Senior Vice President, Chief Financial Officer and Treasurer (“CFO”), and Michael McGrane, Senior Vice President, General Counsel and Secretary (“GC”).

We strive to adhere to this philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. We need and want the best people to be excited and motivated to work at Columbia and to understand that their rewards are driven by the Company's performance and by their individual contributions to the Company's performance. The quality of the Company's talent is a key component of long-term stockholder value.

The Company has entered into employment agreements and other change in control agreements with its executive officers because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry. The agreements with Messrs. Gyenes and McGrane provide for severance and change of control payments. Mr. Condella's employment agreement provides for severance only in the context of a change of control. Dr. Creasy has a severance and change of control agreement with the Company.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

•	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and,

•	to deliver compensation in a cost-efficient manner that aligns employees' rewards with stockholders' long-term interests.

Compensation Program Elements and Pay Level Determination

The Committee undertakes discussions and assessments of compensation-related programs and the performance of management throughout the year. Early in the Company's fiscal year, the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year's performance, which are then approved by all non-employee directors.

As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year and recommends compensation actions for each executive officer. The Committee evaluates the performance of our CEO and recommends to the Board for its approval all compensation elements and amounts to be awarded to our CEO. Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:

•	Financial - We evaluate measures of our financial performance, including revenue growth, and other matters such as expense management.

•
Strategic - We monitor the performance of our executive officers in furthering the strategic success of the Company. This includes achieving targeted revenues, managing expenses, developing and progressing product development plans and regulatory submissions, ensuring talent is effectively managed, and evaluating and establishing new partnership opportunities.

•
Operational - We include operational measures in our determination of success, including the quality of our leadership development and teamwork, and effective recruitment and retention of talented employees.

The Committee considers the recommendation of the CEO and other information (including each executive's significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.

To understand external competitiveness, the Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies. Company management recommends a list of companies as the peer group, factoring stage of development, types of products sold or developed, market capitalization, revenues, and number of employees. The Committee reviews the list of companies and determines the peer group composition as it deems appropriate and reasonable. For 2011, the Committee determined the final peer group to consist of 13 publicly-traded companies. The Committee considers the mean and median base salaries, annual incentive bonuses, and equity awards to executives of the peer group of companies in relation to the Company's executive compensation, as well as the background, education, and experience of each named executive officer.

Public Company Peer Group

The following companies comprise our public company peer group.

Antares Pharma, Inc.	AIS
BioDelivery Sciences International, Inc.	BDSI
BioSante Pharmaceuticals, Inc.	BPAX
Celldex Therapeutics, Inc.	CLDX
Curis, Inc.	CRIS
Cytokinetics, Incorporated	CYTK
Ligand Pharmaceuticals	LGND
Novavax, Inc.	NVAX
Orexigen Therapeutics	OREX
Pain Therapeutics, Inc.	PTIE
Pozen, Inc.	POZN
Vanda Pharmaceuticals, Inc.	VNDA
Vical, Incorporated	VICL

The Role of Shareholder Say-on-Pay Votes.
The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company's annual meeting of shareholders held in May 2011, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes this affirms shareholders' support of the Company's approach to executive compensation, and the Company did not change its approach in 2011. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Components of our Executive Compensation Program

Total compensation for our named executive officers is a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long-term incentives consist of equity awards of stock options. Indirect compensation consists of standard employee benefits.

Each component of compensation and selected benefits is summarized in the following table.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities, paid semi-monthly.
Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives, paid in cash after the relevant fiscal year.
Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the following equity-based awards.
Stock options
Provide compensation tied to the price of our Common Stock. The awards generally vest in increments of 25% on each of the first four anniversaries of the grant date and have no intrinsic value if our Common Stock price is below the exercise price.

Benefits	Standard employee benefits, such as health, dental, vision, short- and long-term disability, and life insurance.
Retirement Benefits	Standard employee 401(k) Plan. The Company's safe harbor non-elective contribution to the savings plan is in the amount equal to 3% of compensation up to the statutory maximum.
Perquisites	None.

While the general mix of each component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company's overall performance. Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive's compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to the Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios. The tally sheets show the impact of the proposed award or payment on each compensation component and on aggregate compensation. The Committee also compares each element of total compensation against our peer group of publicly traded pharmaceutical and biotechnology companies. The Committee makes all executive compensation recommendations and decisions with reference to the provided tally sheets, and our peer group, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and our peer group, and commensurate with each executive officer's past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Changes in Base Salaries for 2012

Generally, the Committee compares our executive officers' base salaries with base salaries for comparable positions in the peer group companies. In connection with determining the base salary levels for the Company's executive officers, the Committee compares their total cash compensation (i.e. base salary plus target annual bonus) to total cash compensation for comparable positions in the peer group companies. As a result of the review of comparable positions in the peer group, the Committee determined that base salary levels for the Company's executive officers were comparable with the peer group and therefore the Committee did not recommend an increase in the base salaries for the Company's executive officers for 2012.

The table below shows annual 2011 and 2012 salaries for each named executive officer who was employed by the Company as of the end of the 2011 fiscal year.

Name	Position	Ending 2011 Salary	2012 Salary	Percentage (%) Increase (Decrease)
Frank C. Condella, Jr.	President and Chief Executive Officer	$325,000	$325,000	None
Lawrence Gyenes	Senior Vice President, Chief Financial Officer and Treasurer	$325,000	$325,000	None
Michael McGrane	Senior Vice President, General Counsel and Secretary	$300,000	$300,000	None
George W. Creasy, M.D.	Vice President, Clinical Research	$275,000	$275,000	None

2011 Annual Cash Incentive Bonus

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. Bonus targets for Messrs. Condella, Gyenes, and McGrane are 70%, 40% and 40% of base salary, respectively, pursuant to their individual employment agreements. The bonus target for Dr. Creasy is 30% of base salary pursuant to the Incentive Plan.

Actual payouts under the Incentive Plan are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board. Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives. Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.

The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management. The Committee considers the following in assessing cash bonuses:

•	The extent to which corporate goals are achieved or exceeded

•	The overall success of the Company throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price

The following table summarizes the Company's goals and results for 2011 and he Compensation Committee's assessments of goal achievement.

Company Goal	Weight	Results	Achievement
Successfully file new drug application (NDA) for PROCHIEVE 8% progesterone gel for the reduction of risk of preterm birth in women with a short cervix and earn the associated $5 million milestone	35%	Goal Met[1]	35%

Financial Goals	35%	Goal Met[2]	35%
Net Income (excluding potential Watson milestone payments): $18.6M
Year-end Cash Balance (excluding potential Watson milestone payments): $20.2M

Out-license or divest STRIANT in the U.S. on terms that are expected to generate more NPV than in the current scenario.	15%	Goal Met[3]	15%

Generate necessary in-vitro data and successfully develop a formulation of COL-1077 that can move into clinical development.	15%	Goal Not Met[4]	—%

Bonus Goal: Receive FDA approval for the NDA by year-end.	20%	Goal Not Met[4]	—%

Total	120%		85%

1The Company submitted a new drug application for PROCHIEVE 8% (progesterone gel) for the reduction of risk of preterm birth in women with a short cervix to the U.S. Food and Drug Administration on April 26, 2011. It was accepted for filing on June 26, 2011, and the $5 million milestone was paid by Watson at the beginning of the third quarter of 2011.
2The Company achieved net income of $20.2 million after excluding the $5 million milestone payment and after adjustments for non-cash charges and a correction in the budgeted Merck Serono gross margin recognized early in 2011. The Company achieved a year-end cash balance of $21.0 million after excluding the $5 million milestone payment and capital expenditures approved after the approval of the budget to expand production capacity for the PTB Indication.
3On April 20, 2011, the Company out-licensed STRIANT to Actient Pharmaceuticals, LLC for $3.1 million.
4The Company's remaining goals for 2011, to develop a formulation of COL-1077 that could move into clinical development and obtain approval of the NDA by year-end, were not met.

Although the Compensation Committee recognized the Company's achievement of 2011 goals at 85%, the cash bonus awards to the named executive officers for 2011 performance were made at 75% of the target bonus as a result of the correction in the Merck Serono gross margin described above. The 2011 bonus payments to the named executive officers were as follows:

Name	Position	2011 Target Bonus	2011 Bonus
Frank C. Condella, Jr.	President and Chief Executive Officer	$227,500	$170,625
Lawrence Gyenes	Senior Vice President, Chief Financial Officer and Treasurer	$130,000	$97,500
Michael McGrane	Senior Vice President, General Counsel and Secretary	$120,000	$90,000
George Creasy, M.D.	Vice President Clinical Research	$82,500	$61,875
.

Equity Compensation

An equity compensation program is provided to all employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization. Each year the Committee determines the types of awards to be used for equity compensation. In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

The exercise price for each stock option awarded under the Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the “1996 Plan”) and the Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) is equal to or greater than the fair market value (i.e. the average of the high and low prices for the 1996 Plan and the closing price for the 2008 Plan) for the Company's Common Stock on the Nasdaq Global Market on the date of grant. The 2008 Plan was adopted by the Stockholders at the 2008 Annual Meeting and supplants the 1996 Plan for all grants following the adoption of the 2008 Plan. We refer to the 2008 Plan and the 1996 Plan, collectively, as our “Long-term Performance Plans.” Stock option grants are made at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

In general, newly hired employees, including executive officers, are granted options effective on the first day of employment, with the options having an exercise price set at the fair market value (i.e. the closing price) for our Common Stock on the Nasdaq Global Market on the employment start date. The employees' start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We have historically made an annual grant of employee stock options at the time of the annual review of each executive's performance, usually in February or early March. Generally, option grants vest over four years to provide an incentive for employees to remain with the Company and to increase shareholder value.

In determining the equity awards for 2011, the Committee concluded (1) the equity award should be comparable to the levels of our peer group of companies; (2) the aggregate grants should not exceed a predetermined dilution effect; and (3) the grants to executive officers should be within a range that was appropriate from a Company-wide internal fairness perspective.

On February 7, 2011, the equity awards in the following table were granted to the named executive officers. The options have a seven-year term and vest at the rate of 25% on February 7, 2012 (the “Initial Vesting Date”), and each of the three subsequent anniversaries of the Initial Vesting Date.

Name	Position	2011 Options granted at Fair Market Value
Frank C. Condella, Jr.	President and Chief Executive Officer	315,000
Lawrence Gyenes	Senior Vice President, Chief Financial Officer and Treasurer	135,000
Michael McGrane	Senior Vice President, General Counsel and Secretary	135,000
George Creasy, M.D.	Vice President Clinical Research	90,000

Benefits and Perquisites
All named executive officers are offered the standard benefit plans that are offered to other full-time employees of the Company. These standard benefits include health, dental, vision, and life insurance, and both short- and long-term disability. In addition, the Company has provided a 401(k) plan and contributes a safe harbor non-elective contribution in an amount equal to 3% of compensation up to the statutory maximum. Mr. Condella receives a payment of $2,000 per month in lieu of receiving group medical, dental and vision benefits that are available to the other executive officers. In addition Mr. Condella received reimbursement, including a gross-up payment, for long distance commuting expenses in the amount of $40,870 for the year 2011 and $32,712 for the year 2010. The Company does not provide perquisites for our executive officers.

Termination or Change in Control
The Company has entered into employment agreements with Messrs. Gyenes, McGrane and Condella. Pursuant to these agreements, each of these executive officers has agreed to certain confidentiality and non-competition provisions. The employment agreements for Messrs. Gyenes and McGrane contain severance arrangements that provide for payments and other benefits if his employment is involuntarily terminated (except for “cause,” as that term is defined in the agreements) or not renewed by the Company. Mr. Condella's agreement provides a severance arrangement in the event of termination “without cause,” or for “good reason,” as those terms are defined in the agreement, following a change in control.

The employment agreements for Messrs. Condella, Gyenes and McGrane incorporate an executive change in control severance agreement. The Company has also entered into a change in control severance agreement with Dr Creasy. The change in control severance agreement provides payments to the executive under certain circumstances. Payments under the agreements are subject to a “double trigger,” meaning payments require both a change in control and a termination by the Company without cause or by the executive for “good reason.” We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.

Tax Considerations
Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers (other than its chief financial officer), unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company's compensation policies, the Long-term Performance Plans, Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company's financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management this Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Valerie L. Andrews, Chair
Edward A. Blechschmidt
Cristina Csimma, PharmD

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compen- sation[3]	Bonus[4]	Change in Pension Value and Non-qualified Deferral Compen-sation Earnings[5]	All Other Compen-sation[6]	Total
Frank C. Condella, Jr. President and Chief Executive Officer	2011	$325,000	$—	$573,806	$170,625			$88,356	$1,157,787
	2010	$341,667	$—	$260,833	$227,500	$—	$—	$61,612	$891,612
	2009	$17,067	$—	$61,425	$—	$—	$—	$1,092	$79,584
Lawrence A. Gyenes Senior Vice President, Chief Financial Officer and Treasurer	2011	$325,000	$—	$245,917	$97,500			$7,350	$675,767
	2010	$325,000	$—	$111,786	$130,000			$4,900	$571,686
	2009	$150,208	$—	$102,771	$35,750	$—	$—	$—	$288,729
Michael McGrane Senior Vice President General Counsel and Secretary	2011	$300,000	$—	$245,917	$90,000			$7,350	$643,267
	2010	$300,000	$—	$111,786	$120,000	$—	$—	$4,900	$536,686
	2009	$295,700	$23,275	$100,907	$53,226	$—	$—	$986	$474,094
George Creasy MD Vice President Clinical Research	2011	$274,167	$—	$163,945	$61,875	$—	$—	$7,350	$507,337

1.
This column represents the grant date fair values for restricted stock granted in 2009 to the named executive officers. Restricted stock was not granted to the executive officers in 2010 and 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company's 2011 Annual Report on Form 10-K (Note 12, Stock Based Compensation). These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

2.
This column represents the grant date fair values of the stock options awarded in 2011, 2010 and 2009. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company's 2011 Annual Report (Note 13, Stock Based Compensation). The Company estimates a 15% rate for forfeitures; during 2011, 202,500 options were forfeited for executive officers.

3.
This column represents awards under the Company's Incentive Plan. For the fiscal year ended December 31, 2011, the Compensation Committee recommended and the Board agreed to recognize an 85% achievement of the 2011 corporate goals.

4.	The Company does not pay a bonus separate from the awards under the Company's Incentive Plan.

5.	The Company does not have a pension plan and does not offer nonqualified deferred compensation.

6.
This column represents the Company's safe harbor non-elective contribution to the named executive officers' 401(k) savings account in the amount equal to 3% of compensation. Mr. Condella receives an additional payment of $2,000 per month in lieu of receiving group medical, dental and vision benefits that are available to other employees. In addition, Mr. Condella receives reimbursement, including a gross-up payment, for long distance commuting expenses. In 2011, Mr. Condella received $36,549 for his commuting expenses and a gross-up payment of $20,457, and in 2010, he received $21,427 for commuting expenses and a $11,285 gross-up payment. The Company does not provide any perquisites for our executive officers.

Total Realized Compensation
        To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of restricted stock awards and stock option awards (as reflected in the Stock Awards columns and Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options.

Name and Principal Position	Year	Total Realized Compensation

Frank C. Condella, Jr.	2011	$567,845
President and Chief Executive Officer	2010	$650,586
	2009	$31,119
Lawrence A. Gyenes	2011	$429,850
Senior Vice President, Chief Financial Officer,	2010	$459,900
and Treasurer	2009	$185,958
Michael McGrane	2011	$397,350
Senior Vice President, General Counsel, and	2010	$469,255
Secretary	2009	$364,863
George W. Creasy, MD	2011	$343,392
Vice President Clinical Research

2011 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			All Other Option Awards: Number of Securities Underlying Options (#) [2]	Exercise or Base Price of Option Awards ($/share) [3]	Grant Date Fair Value of Stock and Option Awards [4]
Name of Executive	Grant Date	Threshold	Target	Maximum
Mr. Condella President and Chief Executive Officer		$—	227,500	341,250
	2/7/2011				315,000	$2.59	$573,806
Mr. Gyenes Senior Vice President, Chief Financial Officer and Treasurer		$—	$130,000	$195,000
	2/7/2011				135,000	$2.59	$245,917
Mr. McGrane Senior Vice President, General Counsel and Secretary		$—	$120,000	$180,000
	2/7/2011				135,000	$2.59	$245,917
Dr. Creasy Vice President, Clinical Research		$—	$82,250	$123,375
	2/7/2011				90,000	$2.59	$163,945

1.
These columns show the range of possible payouts for 2011 under the Incentive Plan as described in the section titled “2011 Annual Cash Incentive Bonus” in the “Compensation Discussion and Analysis” section above.  Messrs. Condella, Gyenes, McGrane and Creasy received payouts for 2011 under the Incentive Plan. The actual payouts for these named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

2.
Represents stock option awards granted under the 2008 Plan that have a seven year term, of which 25% vested on February 7, 2012 (the "Initial Vesting Date"), and 25% will vest on each of the three subsequent anniversaries of the Initial Vesting Date subject to earlier vesting upon a change in control.

3.	Exercise price is the closing price on the Nasdaq Global Market on the date of grant.

4.
These amounts represent the grant date fair value of awards for the fiscal year 2011, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, regarding assumptions underlying the valuation of equity awards. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. To see the value actually received by the named executive officers in fiscal year 2011 for equity awards granted in prior years, see the “Option Exercises and Stock Vested in 2011 Table”.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2011. The table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. Pursuant to our stock option plans, the closing of the Watson Transactions on July 2, 2010, vested all unvested stock options and restricted stock awards outstanding on that date. The market value of the stock awards is based on the closing market price of Columbia Common Stock as of December 30, 2011, which was $2.50 per share.

	Option Awards[1,2]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
		Exer- cisable	Unexer- cisable
Mr. Condella President and Chief Executive Officer	12/11/2009	100,000	—	$0.87	12/11/2016		—	$—	—	$—
	9/15/2010	218,750	131,250	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	—	315,000	$2.59	2/7/2018
Mr. Gyenes Senior Vice President Chief Financial Officer and Treasurer	7/15/2009	125,000	—	$1.17	7/15/2016		—	$—	—	$—
	9/15/2010	93,750	56,250	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	—	135,000	$2.59	2/7/2018
Mr. McGrane Senior Vice President, General Counsel, and Secretary	1/2/2002	125,000	—	$3.44	1/2/2012		—	$—	—	$—
	1/2/2002	50,000	—	$5.94	1/2/2012		—	$—	—	$—
	3/14/2003	43,875	—	$2.98	3/14/2013		—	$—	—	$—
	5/12/2004	50,000	—	$4.05	5/12/2014		—	$—	—	$—
	2/25/2005	12,435	—	$2.05	2/25/2015		—	$—	—	$—
	5/17/2005	55,000	—	$2.75	5/17/2012		—	$—	—	$—
	5/15/2006	27,500	—	$4.34	5/15/2013		—	$—	—	$—
	2/28/2007	94,935	—	$1.42	2/28/2014		—	$—	—	$—
	3/3/2008	104,000	—	$2.40	3/3/2015		—	$—	—	$—
	3/3/2008	16,000	—	$3.00	3/3/2015		—	$—	—	$—
	3/11/2009	120,000	—	$1.33	3/11/2016		—	$—	—	$—
	9/15/2010	93,750	56,250	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	—	135,000	$2.59	2/7/2018

	Option Awards[1,2]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
Dr. Creasy Vice President, Clinical Research	11/17/2003	80,000	—	$6.46	11/17/2013		—	$—	—	$—
	5/12/2004	20,000	—	4.05	5/12/2014		—	$—	—	$—
	2/25/2005	7,800	—	$2.05	2/25/2015		—	$—	—	$—
	5/17/2005	40,000	—	$2.75	5/17/2012		—	$—	—	$—
	5/15/2006	20,000	—	$4.34	5/15/2013		—	$—	—	$—
	2/28/2007	67,500	—	$1.42	2/28/2014		—	$—	—	$—
	3/3/2008	60,000	—	$2.40	3/3/2015		—	$—	—	$—
	3/3/2008	20,000	—	$3.00	3/3/2015		—	$—	—	$—
	3/11/2009	90,000	—	$1.33	3/11/2016		—	$—	—	$—
	9/15/2010	25,000	75,000	$1.07	9/15/2017		—	$—	—	$—
	2/7/2011	—	90,000	2.59	2/7/2018		—	$—	—	$—

1.	Option Awards Vesting Schedule:

Grant Date	Vesting Schedule

5/30/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

10/18/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

1/2/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
1/18/2002    25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

3/14/2003	50% vested on each of the first and second anniversaries from date of grant.
10/28/2003    25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

5/12/2004	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

2/25/2005	100% vested on the date of grant,.

5/17/2005	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

5/15/2006	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

2/28/2007	25% vested at date of grant and 25% vested on each of the first, second, and third anniversaries from date of grant.

3/3/2008	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

3/11/2009	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

7/15/2009	Was scheduled to vest (See Note 2) 25% on each of the first, second, third, and fourth anniversaries from date of grant.

12/11/2009
Was scheduled to vest (See Note 2) 100% on the first anniversary of the grant date; provided, however, that if a significant corporate transaction is consummated prior to the first anniversary, 50% of such options shall vest on the date such significant corporate transaction is consummated.  The determination of whether a significant corporate transaction has been consummated shall be made by the Board in a timely fashion and upon a written request by the executive to the Company's Chairman of the Board of Directors.

9/15/2010	25% vested on March 1, 2011 (the "Initial Vesting Date"), and 25% vests on each of the first, second, and third anniversaries of the Initial Vesting Date.

2/7/2011	25% vests on each of the first, second, third and fourth anniversaries from date of grant.

2.	Pursuant to our Long Term Performance Plans, the closing of the Watson Transactions on July 2, 2010, vested all unvested stock options and restricted stock.

Option Exercises and Stock Vested in 2011

The following table provides information for each of the named executive officers on stock options exercised and restricted stock vested during 2011. During 2011 the named executive officers did not exercise any stock options nor did any restricted stock vest.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank C. Condella, Jr.	—	$—	—	$—
Lawrence Gyenes	—	$—	—	$—
Michael McGrane	—	$—	—	$—
George Creasy MD	—	$—	—	$—

Payments upon Termination or Change in Control

We have entered into employment agreements with three of our named executive officers: Messrs. Condella, McGrane and Gyenes. Dr. Creasy does not have an employment agreement. The employment agreements of Messrs. Condella, McGrane and Gyenes require us to provide to them under specified circumstances cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment. We have also entered into an executive severance and change in control agreements with each of our named executive officers, Messrs. Condella, McGrane, and Gyenes, and Dr. Creasy.

For Mr. Condella

Mr. Condella's amended and restated employment agreement, effective May 4, 2010, provides as follows:

In the event of termination of employment of Mr. Condella by the Company without cause1, or his resignation with good reason2, he will be entitled to the following:

Severance Payment	None
Benefits	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination and (ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options to be exercisable for 180 days after termination.
Restricted Stock	Full vesting of all outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of termination of employment of Mr. Condella by the Company without cause or his resignation with good reasons following a change in control3, he will be entitled to the following:

Severance Payment	Continuation of his base salary to be paid to him consistent with the Company's normal payroll cycle commencing immediately after his termination for a period of six (6) months.
Benefits	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination and (ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options to be exercisable for 180 days after termination.
Restricted Stock	Full vesting of outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

[1]
The employment agreement defines “cause” as (i) willful misconduct by the executive which is seriously harmful to the Company's current and lawful business interests, (ii) executive's conviction of a felony or misdemeanor, or (iii) executive's refusal to carry out the directives of the Board of Directors.

[2]
The employment agreement defines “good reason” as (i) the failure of the Company to comply with any material provision of the agreement, or (ii) a material reduction in the executive's job duties or responsibilities, or (iii) a change in executive's job title, or (iv) a change in executive's reporting relationship to the Board of Directors, or (v) a material diminution in executive's status within the Company, and the Company has not cured such failure within 30 days after written notice of such noncompliance has been given by executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such 30 calendar day period and the Company shall not have cured such failure within 60 calendar days thereafter.

[3]
The employment agreement defines “change in control” (“CIC”) to occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company's voting securities with the power to elect a majority of the Board of Directors.

The following table describes the potential payments and benefits under the Company's agreements and plans to which Mr. Condella would have been entitled upon termination of his employment had such termination occurred on December 31, 2011.

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards [3]	Excise Tax Gross-up	Total Termination Benefits
Mr. Condella
Voluntary resignation by employee without good reason	N/A	$25,000	N/A	$475,812	N/A	$500,812
Termination by the Company without cause or resignation by employee with good reason	N/A	$25,000	N/A	$663,500	N/A	$688,500
Termination by the Company without cause or resignation by employee for good reason after CIC	$162,500	$25,000	N/A	$663,500	N/A	$851,000

N/A - Not Applicable

1	Payment of the amount of base salary for six months following the date of termination.

2	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.

3
All stock options vest upon a change in control pursuant to the terms of the 2008 Plan. Represents the intrinsic value of both vested and unvested stock options on December 31, 2011, (except in the context of a resignation without good reason, in which case it reflects only the value of the vested options)based on the difference between the closing market price of the Company's Common Stock on December 30, 2011 ($2.50) and the applicable exercise price of all stock options.

For Messrs. Gyenes and McGrane

In the event that the Company provides timely notice of its intention not to renew the employment agreement of Messrs. McGrane or Gyenes, the executive officer will receive a severance payment of one year's base salary upon termination.

In the event of termination of employment of Messrs. McGrane or Gyenes by the Company without cause1, or resignation by the executive officer with good reason2, the executive officer will be entitled to the following:

Severance Payment	One year's base salary plus the greater of executive's cash bonus paid in the preceding year or his target bonus.
Benefits
(i) For a period of 12 months following the termination date, continuation of medical, dental and vision coverage in effect on the termination date and (ii) Payment for accrued and unused vacation days.

Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of termination of employment of Messrs. McGrane or Gyenes as a result of change in control3, the executive officer will be entitled to the following:

Severance Payment	One year's base salary plus the greater of executive's cash bonus paid in the preceding year or his target bonus.
Benefits	(i) A lump sum payment equal to the value of the fringe benefits provided to him for the year prior to the change in control and (ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

1.
The employment agreements define “cause” as (i) the failure or refusal to perform, in any material respect, duties faithfully and diligently; (ii) gross negligence, recklessness or malfeasance; (iii) any criminal act; (iv) any act of fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company; (v) any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; (vi) misconduct which materially discredits or damages the Company, or violates the Company's policies or procedures, after the Company has notified the executive of the actions the Company deems to constitute non-compliance; and (vii) a material breach of obligations relating to confidential information, non-solicitation and non-competition.

2.
The employment agreements define “good reason” as (i) a material diminution of responsibilities, or working conditions, or duties; (ii) a material diminution in base salary; (iii) a material negative change in the terms or status of an employment agreement; or (iv) an office relocation of more than 100 miles.

3.
The executive employment agreements define “change in control” as a consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company's Common Stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving entity immediately after the merger, or (ii) a sale, lease, exchange or transfer of all, or substantially all, of the assets of the Company; (b) a stockholder approval of a plan or proposal for the liquidation or dissolution of the Company; (c) a person shall become a beneficial owner of 40% or more of the Company's outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least 50% of the directors eligible to vote who were directors at the beginning of the period. The change-in-control provisions in the employment agreement for Mr. McGrane requires the Company to pay him an excise tax gross up payment if an excise tax is imposed following a change-in-control. Mr. Gyenes' employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

The following table describes the potential payments and benefits under the Company's agreements and plans to which Messrs. McGrane or Gyenes would be entitled upon termination of their employment had such termination occurred on December 31, 2011.

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)		Acceleration and Continuation of Equity Awards [5]	Excise Tax Gross-up		Total Termination Benefits
Mr. Gyenes
Voluntary resignation by employee without good reason	N/A	$25,000	N/A		$301,562	N/A		$326,562
Notice not to extend the term of the agreement given by the Company at least 60 days prior to expiration of current term	$325,000	$25,000	N/A		$301,562	N/A		$651,562
Termination by the Company without cause or resignation by employee with good reason	$455,000	$25,000	$17,977	[3]	$301,562	N/A		$799,542
Termination by the Company without cause or resignation by employee for good reason after CIC	$455,000	$25,000	$27,629	[4]	$382,000	N/A		$889,633
Mr. McGrane
Voluntary resignation by employee without good reason	N/A	$23,077	N/A		$535,618	N/A		$558,695
Notice not to extend the term of the agreement given by the Company at least 60 days prior to expiration of current term	$300,000	$23,077	N/A	[3]	$535,618	N/A		$858,698
Termination by the Company without cause or resignation by employee with good reason	$420,000	$23,077	N/A		$535,618	N/A		$978,695
Termination by the Company without cause or resignation by employee for good reason after CIC	$420,000	$23,077	$9,671	[4]	$616,055	TBD	[6]	$1,068,813

N/A - Not Applicable

1.	Payment of the amount of base salary and the greater of preceding year or target bonus based on such person's 2011 base salary and target bonus.

2.	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.

3.	Represents Company-paid costs in 2011 for medical, dental and vision insurance. This benefit is for twelve months.

4.	Represents Company-paid costs in 2011 for life, medical, dental, vision, short- and long-term disability insurance, and 401(k) match. This benefit is paid in a lump sum.

5.
All stock options vest upon a change-in-control pursuant to the terms of the 2008 Plan. Represents the intrinsic value of both vested and unvested stock options on December 31, 2011 (except in the context of a resignation without good reason, in which case it reflects only the value of the vested options), based on the difference between the closing market price of the Company's Common Stock on December 30, 2011 ($2.50), and the applicable exercise price of all stock options.

6.
Mr. McGrane's employment agreement provides for the Company to pay him an excise tax gross-up payment if an excise tax is imposed following a change-in-control. Mr. Gyenes' employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

For Dr. Creasy
In the event of termination of employment of Dr. Creasy by the Company without cause or his resignation, he will be entitled to the following:

Severance Payment	None
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of termination of employment of Dr. Creasy by the Company without cause1 or his resignation with good reason2 following a change in control3, he will be entitled to the following:

Severance Payment	One year's base salary plus the greater of his cash bonus paid in the preceding year or his target bonus.
Benefits	i) A lump sum payment equal to the value of the fringe benefits provided to him for the year prior to the change in control and ii) Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

1.
The change in control agreement defines “cause” as (i) the failure or refusal to perform, in any material respect, duties faithfully and diligently; (ii) gross negligence, recklessness or malfeasance; (iii) any criminal act; (iv) any act of fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company; (v) any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; (vi) misconduct which materially discredits or damages the Company, or violates the Company's policies or procedures, after the Company has notified the executive of the actions the Company deems to constitute non-compliance; and (vii) a material breach of obligations relating to confidential information, non-solicitation and non-competition.

2.
The change in control agreement defines “good reason” as (i) a material diminution of responsibilities, or working conditions, or duties; (ii) a material diminution in base salary; (iii) a material negative change in the terms or status of an employment agreement; or (iv) an office relocation of more than 100 miles.

3.
The change in control agreement defines “change in control” as a consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company's Common Stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving entity immediately after the merger, or (ii) a sale, lease, exchange or transfer of all, or substantially all, of the assets of the Company; (b) a stockholder approval of a plan or proposal for the liquidation or dissolution of the Company; (c) a person shall become a beneficial owner of 40% or more of the Company's outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least 50% of the directors eligible to vote who were directors at the beginning of the period. The change-in-control provisions in the agreement for Dr. Creasy require the Company to pay him an excise tax gross-up payment if an excise tax is imposed following a change-in-control. The Company currently estimates that no excise tax would be due.

The following table describes the potential payments and benefits under the Company's agreements and plans to which Dr. Creasy would have been entitled upon termination of his employment had such termination occurred on December 31, 2011.

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)[3]	Acceleration and Continuation of Equity Awards [4]	Excise Tax Gross-up5	Total Termination Benefits
Dr. Creasy
Voluntary resignation by employee or termination by the Company without cause	N/A	$21,154	N/A	$223,460	N/A	$244,614
Termination by the Company without cause or resignation by employee for good reason after CIC	$357,500	$21,154	$35,957	$330,710	TBD	$745,321

N/A - Not Applicable

1.	Payment of the amount of base salary and the greater of preceding year or target bonus based on executive's 2011 base salary and target bonus.

2.	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.

3.	Represents Company-paid costs in 2011 for life, medical, dental, vision, short- and long-term disability insurance, and

401(k) match. This benefit is paid in a lump sum.

4.
All stock options vest upon a change in control pursuant to the terms of the 2008 Plan Represents the intrinsic value of both vested and unvested stock options on December 31, 2011, based on the difference between the closing market price of the Company's Common Stock on December 30, 2011 ($2.50) and the applicable exercise price of all stock options.

5.
Dr. Creasy's change in control agreement provides for the Company to pay him an excise tax gross-up payment if an excise tax is imposed following a change-in-control. The Company currently estimates that no excise tax would be due.

2011 Director Compensation

Directors who are employees, and Mr. Wilkinson, who is the Watson Director Designee, receive no additional compensation for serving on the Board. In 2011, we provided the following annual compensation to directors who were not employees.

Name of Director	Fees Earned and Paid in Cash[1]	Stock Awards[2]	Option Awards[3]	Total ($)
Stephen Kasnet	$75,000	$30,000	$—	$105,000
Edward Blechschmidt	$45,000	$30,000	$—	$75,000
Valerie Andrews	$45,000	$30,000	$—	$75,000
Cristina Csimma	$45,000	$30,000	$—	$75,000
G. Frederick Wilkinson	$—	$—	$—	$—

1.
This column reports the amount of cash compensation earned in 2011 for Board and Committee service. The Company currently provides to the non-employee directors reimbursement for expenses incurred in connection with attendance at Board or Committee meetings. Includes aggregate per diem payments of $15,000 to Mr. Kasnet.

2.
This column represents the aggregate grant date fair value of awards of restricted stock granted during the 2011 fiscal year, computed in accordance with ASC 718. The aggregate grant date fair value for the restricted stock awards to each director upon his or her reelection to the Board at the 2011 Annual Meeting of Stockholders was $30,000.   Each independent director had an aggregate of 8,720 shares of unvested restricted Common Stock outstanding at 2011 fiscal year end.

3.	No option awards were made to the Board in 2011.

The aggregate total number of shares underlying stock option awards outstanding at 2011 fiscal year-end for the non-employee directors are shown below:

Name	Number of Shares Underlying Options
Valerie Andrews	12,000
Edward Blechschmidt	15,000
Cristina Csimma	none
Stephen Kasnet	12,000
G. Frederick Wilkinson	none

2012 Director Compensation

The Company currently provides to non-employee directors reimbursement for expenses and the following compensation. (A Board Chair who also serves as a Committee Chair does not receive the Committee Chair retainer.)

Annual Director Retainer	$30,000

Additional Annual Retainer, Board Chair	$30,000

Additional Annual Retainer, Committee Chair	$15,000

Additional Annual Retainer, Lead Scientific Director	$15,000

Value of restricted stock granted upon election at annual meeting consists of a grant of the number of shares of restricted stock under the Company's Long-term Performance Plans determined by dividing $30,000 by the fair market value of the Company's Common Stock on the Nasdaq Global Market on the date of grant.	$30,000

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee serving at any time during 2011 were Valerie L. Andrews, Edward A. Blechschmidt, and Cristina Csimma. None of the Company's executive officers served during fiscal year 2011 or currently serve, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company's Board or the Compensation Committee.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2011. The Audit Committee oversees the Company's financial reporting process on behalf of the Board.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. Columbia has identified Edward A. Blechschmidt as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to retain, oversee, and terminate the Company's independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company's management has the primary responsibility for the preparation, presentation, and integrity of the Company's financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company's independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to independently monitor and review these processes. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. The Audit Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company's independent registered public accounting firm, the Audit Committee's oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions cannot assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company's independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held five meetings during the year ended December 31, 2011. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of the Company's financial statements.

In fulfilling the Committee's oversight responsibilities, Committee members have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011, with Columbia's management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee also discussed with the Company's independent registered public accounting firm matters related to the conduct of the audit of the Company's financial statements and all items required by the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the PCAOB in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee's discussions included a discussion of the background and experience of the independent auditor's audit team assigned to Columbia and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC, and selected BDO USA, LLP, as the Company's independent registered public accounting firm for fiscal year 2012.

AUDIT COMMITTEE:
Edward A. Blechschmidt, Chair
Valerie L. Andrews
Stephen G. Kasnet

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted “FOR” the election as directors of the six persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

The Board has nominated directors Andrews, Blechschmidt, Condella, Csimma, Kasnet and Wilkinson for election as directors. All of the nominees have served as directors since the last Annual Meeting. Information regarding the business experience of each nominee and his or her service on boards of directors of public companies is provided in “Board of Directors and Corporate Governance”.

Except for Mr. Condella, who is an employee of the Company, and Mr. Wilkinson, who is deemed to be the beneficial owner of more than 10% of our Common Stock, the Board has determined that each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

The six nominees for director who receive the highest number of votes "FOR" election by holders of our Common Stock, our Series B Preferred Stock and Series E Preferred Stock that are entitled to vote at the Annual Meeting on the election of a director, voting together as a single class, will be elected as directors, provided that a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MS. ANDREWS, DR. CSIMMA, AND MESSRS. BLECHSCHMIDT, CONDELLA, KASNET AND WILKINSON.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

BDO USA, LLP, currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's accounts for fiscal year 2011. The Audit Committee has selected BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year 2012, and the Board is asking stockholders to ratify that selection. Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO USA, LLP, for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of BDO USA, LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company's independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of BDO USA, LLP, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to approve the ratification of the selection of BDO USA, LLP, as the Company's independent registered public accounting firm for the current fiscal year. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF BDO USA, LLP, AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

EXECUTIVE COMPENSATION ADVISORY VOTE

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 the Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for our named executive officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature, and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required (on a non-binding advisory basis) to approve the resolution. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL 4

PROPOSAL TO EXTEND THE STOCKHOLDER RIGHTS PLAN TO PRESERVE
THE USE OF NET OPERATING LOSSES UNDER SECTION 382 OF THE INTERNAL REVENUE CODE

The Company is currently a party to an Amended and Restated Stockholder Rights Agreement with American Stock Transfer and Trust Company LLC (“ASTTC”), as Rights Agent (the “Rights Plan”), adopted on November 29, 2010, which amended and restated the Rights Agreement, dated as of March 13, 2002, between the Company and ASTTC (the “Original Rights Plan”). On September 16, 2011, the Board of Directors adopted amendments to the Rights Plan to extend the expiration date of the Rights Plan from March 12, 2012, to July 3, 2013 (the “Rights Plan Extension”), to preserve the value of significant tax assets associated with the Company’s tax net operating loss carry forwards (“NOLs”) under Section 382 of the Internal Revenue Code. The Board has directed that the Rights Plan Extension be submitted to the Company's shareholders at the 2012 Annual Meeting of Shareholders for approval.

The Company reported NOLs totaling approximately $153 million as of December 31, 2011. United States Federal income tax rules, and Section 382 of the Internal Revenue Code in particular, substantially limit the use of those tax assets if the Company experiences an “ownership change.” Ownership changes under Section 382 generally relate to a cumulative change in ownership among stockholders with at least a 5% ownership interest (as determined under the rules of Section 382) of more than 50% over a rolling three-year period. The Company’s current cumulative change in ownership among stockholders with at least a 5% ownership interest (as determined under the rules of Section 382) is approximately 44% over the immediately preceding three-year period.

Pursuant to the Rights Plan, if any person or group (subject to certain exceptions specified in the Rights Plan) acquires 4.99% or more of the outstanding shares of Common Stock, or if any current 5% stockholder were to acquire additional Common Stock other than by exercising or converting existing equity-linked securities, without the prior approval of the Company’s Board of Directors, a significant dilution in the voting and economic ownership of such person or group would occur.

The Rights Plan Extension was not adopted as an anti-takeover measure. The Rights Plan may be terminated by the Board of Directors at any time prior to the rights being triggered. Further, if the Board of Directors determines that the NOLs have been substantially realized, are no longer substantially available, or would otherwise not be adversely impacted by an ownership change, the Board may rescind the Rights Plan Extension.

The Rights Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person (together with such person's affiliates and associates), without the approval of the Board, (i) from acquiring 4.99% or more of the outstanding Voting Stock and (ii) that currently beneficially owns 4.99% or more of the outstanding Voting Stock from acquiring more shares of Voting Stock, other than by exercise or conversion of currently existing warrants, convertible securities or other equity-linked securities. There is no guarantee that the Rights Plan will prevent the Company from experiencing an ownership change.

In general, the Rights Plan Extension leaves the Rights Agreement unchanged in all material respects, other than to extend the expiration date of the Rights Plan from March 12, 2012, to July 3, 2013.
Shareholders are being asked to vote on the Rights Plan Extension in an effort to determine the viewpoint of shareholders on extending the term of the Rights Plan to July 3, 2013. If the Rights Plan Extension is not approved by shareholders as proposed, the Board will take the disapproval of the Rights Plan Extension as an advisory vote and reevaluate the extension and determine whether it believes the Rights Plan Extension in its current form or in a further modified form continues to be in the shareholders' best interests. The Board may, as a result of such reevaluation and determination, modify the terms of the Rights Plan to change the terms it believes the shareholders found objectionable, rescind the Rights Plan Extension, or maintain the effectiveness of the Rights Plan Extension. If the Board were to rescind the Rights Plan Extension, the Rights Plan would expire on March 12, 2012. However, if the Board took that action, the Board may adopt a stockholder rights plan at a future date if it determines that the adoption of a stockholder rights plan is in the stockholders' best interests at that time.

The Rights Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person (together with such person's affiliates and associates), without the approval of the Board, (i) from acquiring 4.99% or more of the outstanding Voting Stock and (ii) that currently beneficially owns 4.99% or more of the outstanding Voting Stock from acquiring more shares of Voting Stock, other than by exercise or conversion of currently existing warrants, convertible securities or other equity-linked securities. There is no guarantee that the Rights Plan will prevent the Company from experiencing an ownership change.

In general, the Rights Plan Extension leaves the Rights Agreement unchanged in all material respects, other than to extend the expiration date of the Rights Plan from March 12, 2012, to July 3, 2013.

Summary of the Rights Plan

The following is a summary of the material terms of the Rights Plan. It does not purport to be complete and provides only a general description of the Rights Plan, and thus should be read together with, and is qualified in its entirety by reference to, the Rights Plan, which has been filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2010.

The Rights. On March 12, 2002, the Company declared a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company (the “Rights”). The distribution was made payable as of March 22, 2002, to stockholders of record on that date (the “Rights Plan Record Date”). Each Right, once exercisable, entitles the registered holder to purchase from the Company one one-thousandth (1/1000) of a share of preferred stock of the Company, designated as Series D Junior Participating Preferred Stock (the “Preferred Stock”), at a price of $30 per one one-thousandth (1/1000) of a share (the “Exercise Price”), subject to certain adjustments.

Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

Exercise of Rights; Distribution of Rights. Under the Rights Plan, the Rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth day following a public announcement, or resolution of the Board confirming, that a person or group of affiliated or associated persons, subject to certain exceptions set forth in the Rights Plan, has acquired beneficial ownership (as defined in the Rights Plan) of 4.99% or more of the outstanding Voting Stock (or has otherwise become an Acquiring Person (as defined in the Rights Plan)) or (ii) the tenth business day (or such later date as may be determined by the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

Prior to the Distribution Date, the Rights are not exercisable, are not represented by a separate certificate, and are not transferable apart from the Common Stock, but are instead evidenced, with respect to any of the Common Stock certificates (or uncertificated shares of Common Stock) outstanding as of the Rights Plan Record Date, by such Common Stock certificate with a copy of a Summary of Rights attached thereto (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares). Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Rights Plan Record Date will contain a legend incorporating the Rights Plan by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Rights Plan Record Date, with or without a copy of a Summary of Rights attached thereto (or the transfer of uncertificated shares of Common Stock by book-entry), will also constitute the transfer of the Rights associated with such Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

Under the Rights Plan, “Voting Stock” means (i) the outstanding Common Stock, (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up and (iii) any other shares of capital stock of the Company that are included in the definition of “stock” under Section 382(k)(6)(A) of the Code and the Treasury Regulations thereunder.

Acquiring Person; Exempt Persons; Exempt Transactions. The Rights Plan amended the Original Rights Plan to, among other things, lower the stock-ownership threshold for inclusion of a stockholder in the definition of “Acquiring Person” under the Rights Plan from 15% to 4.99% and expand the concept of “beneficial ownership” to include shares owned

(including those owned indirectly and constructively) under Section 382 of the Code. The Rights Plan defines “Acquiring Person” as any person (other than any Exempt Person, as defined below) that has become, itself or, together with all affiliates and associates of such person, the beneficial owner of 4.99% or more of the shares of Voting Stock then outstanding; provided, however, that any person who would otherwise qualify as an Acquiring Person as of the close of business on the effective date of the Rights Plan will not be deemed to be an Acquiring Person for any purpose of the Rights Plan on and after such date unless and until such time as such person, together with all affiliates and associates of such person, acquires beneficial ownership of one or more additional shares of Voting Stock (unless, upon becoming the beneficial owner of such additional shares of Voting Stock, such person, together with all affiliates and associates of such person, is not then the beneficial owner of 4.99% or more of the shares of Voting Stock then outstanding). A person will not, however, be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Voting Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including upon the initial grant or vesting of restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral issuance or grant of any security by the Company, or (iv) an Exempt Transaction (as defined below), unless and until such time as such person, together with all affiliates and associates of such person, acquires the beneficial ownership of one or more additional share(s) of Voting Stock. Notwithstanding the foregoing, if the Board determines in good faith that a person who would otherwise be an Acquiring Person, has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Voting Stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person.

For all purposes of the Rights Plan, (a) the determination of the percentage of the Voting Stock of the Company that a person is deemed to beneficially own shall be made on the basis of the value of the Voting Stock as provided in Section 382(k)(6)(C) of the Code and the Treasury Regulations thereunder, and (b) unless specifically provided otherwise in the Rights Plan, any calculation as to the Voting Stock outstanding, or beneficially owned by a person, at any particular time for purposes of determining percentage ownership shall be made pursuant to, and in accordance with, Section 382 of the Code and the Treasury Regulations thereunder.

“Exempt Person” means (i) the Company, any subsidiary of the Company, in each case including, without limitation, the officers and members of the boards of directors thereof acting in their capacities as such, or any employee benefit plan or stock ownership plan of the Company or of any subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company, and (ii) any person deemed to be an “Exempt Person” because the Board has granted such person an exemption in accordance with the provisions of the Rights Plan.

“Exempt Transaction” means any transaction or series of related transactions pursuant to which any person would become an Acquiring Person that the Board determines prior to such person becoming an Acquiring Person, in its sole discretion, is exempt from the Rights Agreement, which determination shall be irrevocable.

Expiration. The Rights are not exercisable until the Distribution Date and, as extended by the Rights Plan Extension, will expire at the close of business on July 3, 2013, unless earlier redeemed or exchanged by the Company as described below.

Rights of Preferred Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, will be subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 1,000 times the cash dividends declared on the Common Stock. In addition, the holders of the Preferred Stock are entitled to receive 1,000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $30,000 or 1,000 times the payment made in the liquidation per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any consolidation, merger, combination or other transaction in which any shares of Common Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock in such consolidation, merger, combination or other transaction. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

The Exercise Price of the Rights and the number of shares of Preferred Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

Distribution of Preferred Stock. Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Plan provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void), will thereafter have the right to receive in respect of such Right, upon payment of the Exercise Price, that number of shares of the Preferred Stock having a fair market value (as determined in accordance with the Rights Plan) at the time of the transaction equal to approximately two times the Exercise Price (such value to be determined by reference to the fair market value of the Company's Common Stock as provided in the Rights Plan).

Effect of Merger or Other Business Combination on the Rights. In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Plan provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction (as determined in accordance with the Rights Plan) equal to approximately two times the Exercise Price.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Voting Stock, the Board may exchange for each Right one share of Common Stock.

In connection with any such exchange, no holder of Rights shall be entitled to receive shares of Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder's affiliates and associates, becoming the beneficial owner of 4.99% or more of the Voting Stock then outstanding. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder's affiliates and associates, becoming the beneficial owner of 4.99% or more of the Voting Stock then outstanding (such shares of Common Stock in excess of 4.99% of the Voting Stock then outstanding the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such holder will be entitled to receive an amount in cash equal to the current per share market price of a share of Common Stock at the close of business on the trading day immediately prior to the date of such exchange multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the beneficial owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) of the Rights Plan, any Rights that theretofore have not been exchanged as described in this paragraph shall thereafter be exercisable only in accordance with Section 13 of the Rights Plan and may not be exchanged. Prior to effecting such an exchange, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

The Company may at its option substitute, and, in the event that there shall not be sufficient authorized but unissued Common Stock to permit an exchange of Rights for Common Stock as contemplated above, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof having an aggregate fair market value (as determined in accordance with the Rights Plan) equal to the fair market value of one share of Common Stock as of the date any person becomes an Acquiring Person.

The Company shall not be required to issue fractions of shares. In lieu of fractional shares, the Company shall pay to the registered holders of the Right certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.

Redemption. At any time prior to the close of business on the tenth day after there has been a public announcement that a person has become an Acquiring Person (subject to extension in certain circumstances), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). Immediately upon the effective time of the action of the Board authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights.

Termination of Amendment; Continued Effectiveness of Original Rights Agreement. If the Board determines the Tax Benefits are utilized in all material respects or no longer available for use in any material amount under Section 382 of the Code, or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the Company's utilization of the Tax Benefits, or materially impair or limit the amount of the Tax Benefits that could be used by the Company during any period (or otherwise) for applicable tax purposes, the Amendment shall cease to be in effect, and the terms and provisions of the Original Rights Agreement (other than the terms and provisions that were amended relating to the Rights Agent), as in effect immediately prior to the Effective date of the Amendment, shall become effective (other than the terms and provisions that were amended relating to the Rights Agent).

If the Board makes such determination, among other things, a person will become an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of 15% or more of the Voting Stock, the definition of Voting Stock as set forth in the Original Rights Agreement shall be restored, and the provisions relating to the exchange of Rights for Common Stock shall be restored to those set forth in the Original Rights Agreement.

Anti-Takeover Effects

While intended to reduce the risk of an “ownership change” within the meaning of Section 382 of the Code, and thereby preserve the current ability of the Company to utilize the Tax Benefits, the Rights could have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who becomes an Acquiring Person on terms not approved by the Company's Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may exempt such merger or business combination from the Rights Plan. In addition, the Rights may be redeemed by the Company at $.01 per Right at any time prior to the close of business on the tenth day after there has been a public announcement, or resolution of the Board confirming, that a person or group has become an Acquiring Person.

Outstanding Common Stock and Convertible Securities

As of April 16, 2012, there were approximately 87,330,865 shares of Common Stock (and one Right per each such share) issued and outstanding, and approximately 17,600,012 additional shares of Common Stock issuable under the Company's outstanding convertible preferred stock, warrants, and options. In addition, as of April 16, 2012, there were 130 shares of the Company's series B convertible preferred stock, 600 shares of the Company's series C convertible preferred stock and 22,740 shares of the Company's series E convertible preferred stock issued and outstanding. The Board has reserved 100,000 shares of Preferred Stock for issuance upon exercise of the Rights, none of which were outstanding as of April 16, 2012.

The Board recommends in this proxy that our stockholders vote for the extension of the stockholder rights plan to preserve the use of tax net operating loss carryforwards under Section 382 of the Internal Revenue Code.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required (on a non-binding advisory basis) to approve the resolution. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in a stockholder's household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company's Chief Financial Officer by writing to Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, or by calling 866-566-5636. If a stockholder is receiving multiple copies of this Proxy Statement at the stockholder's household and would like to receive a single copy of the Proxy Statement for a stockholder's household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company's Chief Financial Officer to request mailing of a single copy of this Proxy Statement.

THE COMPANY'S WEBSITE

In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.columbialabs.com including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

ANNUAL REPORT AND OTHER SEC FILINGS
  Our 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.columbialabs.com under the "Investor" tab. These and other SEC filings, including this Proxy Statement, are also available on the SEC's website at www.sec.gov. The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request or telephone call of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2011 (as filed with the SEC), including the financial statements and schedules thereto. All such requests should be directed to our Chief Financial Officer, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039, or by calling 866-566-5636.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:
Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $4,000 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?

A:
Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to the Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039:

(i)	Name of the candidate and a brief biographical sketch and resume;

(ii)	Contact information for the candidate and a document evidencing the candidate's willingness to serve as a director if elected; and,

(iii)	A signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held.

Q:	May I propose actions for consideration at next year's Annual Meeting of Stockholders?

A:	Yes, you may submit proposals for consideration at future stockholder meetings.

Q:	May I propose actions for consideration at next year's Annual Meeting of Stockholders?

A:
Yes, you may submit proposals for consideration at next year's Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2013 Annual Meeting of Stockholders, it must be received by us not less than 120 calendar days before April 26, 2013, in such form as is required by the rules and regulations promulgated by the SEC. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2013 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us at least 45 days before April 26, 2013. The proxy to be solicited on behalf of our Board for the 2013 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2013 Annual Meeting of Stockholders.

By Order of the Board of Directors

Michael McGrane
Secretary
April 26, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

COLUMBIA LABORATORIES, INC.

June 7, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630303000000000000 4 060712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Valerie L. Andrews
- ○ Edward A. Blechschmidt
- ○ Frank C. Condella, Jr.
- ○ Cristina Csimma
- ○ Stephen G. Kasnet
- ○ G. Frederick Wilkinson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of BDO USA, LLP, as the Company's independent registered public accounting firm for the current year.	☐	☐	☐
3. Approve in a non-binding advisory vote the Company's executive compensation programs.	☐	☐	☐
4. Ratify the extension of the Company's stockholder rights plan to preserve the use of the Company's net operating losses under Section 382 of the Internal Revenue Code.	☐	☐	☐

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted "FOR" Proposals 1, 2, 3, and 4.

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA LABORATORIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2012

The undersigned hereby appoints each of Stephen G. Kasnet and Frank C. Condella, Jr., as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the "Company") held of record by the undersigned on April 16, 2012, at the Company's Annual Meeting of Stockholders, to be held on June 7, 2012, or at any adjournment or adjournments thereof.

(Continued, and to be signed, on the reverse side.)

14475